LANDAUER, INC.

                    2 SCIENCE ROAD, GLENWOOD, ILLINOIS 60425-1586
                               TELEPHONE (708) 755-7000

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


          Notice is hereby given that the annual meeting of the stockholders of Landauer, Inc., a Delaware corporation, will be held at the O'Hare Hilton, at O'Hare International Airport, Chicago, Illinois, at 4:00 p.m., local time, on Wednesday, February 7, 1996 for the following purposes:

          1. To elect two directors to hold office for a term of three years.

          2. To vote on the proposal to approve the selection of Arthur Andersen LLP as the auditors of the Company for the fiscal year ending September 30, 1996.

          3. To vote on the proposal to approve the 1996 Equity Plan for officers and key employees.

          4. To transact such other business as may properly come before the meeting.

               Only stockholders of record at the close of business on December 12, 1995 are entitled to notice of and to vote at the meeting.

          IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.



                                                        James M. O'Connell
                                       Vice President, Treasurer, Secretary
                                                and Chief Financial Officer



          Dated  January 3, 1996

                                   PROXY STATEMENT

                    Approximate  Date of Mailing:  JANUARY 3, 1996

                    INFORMATION CONCERNING THE PROXY SOLICITATION















               The enclosed proxy is solicited by and on behalf of the Board of Directors of Landauer, Inc. (the "Company") for use at
          the annual meeting of stockholders of the Company to be held on Wednesday, February 7, 1996 at 4:00 p.m., local time, at the O'Hare Hilton, at O'Hare International Airport, Chicago, Illinois, or any adjournments or postponements thereof. It is subject to revocation at any time prior to the exercise thereof by giving written notice to the Secretary of the Company, by submission of a later dated proxy or by voting in person at the meeting. The costs of solicitation, including the preparation, assembly and mailing of proxy statements, notices and proxies, will be paid by the Company. Such solicitation will be made by mail and in addition may be made by the officers and employees of the Company personally or by telephone or telegram. Forms of proxies and proxy material may also be distributed, at the expense of the Company, through brokers, custodians and other similar parties to the beneficial owners of the Common Stock. The Company has retained Morrow & Co., 345 Hudson Street, New York, New York, to assist in the solicitation of proxies for an estimated fee of $3,500.

               On December 12, 1995, the Company had outstanding 8,477,285 shares of Common Stock, $.10 par value, which is its only class of voting stock, held of record by approximately 600 holders. Only stockholders of record at the close of business on December 12, 1995 will be entitled to receive notice of and to vote at the meeting. With respect to all matters which will come before the meeting, each stockholder may cast one vote for each share registered in his name on the record date. A stockholder may, with regard to the election of directors (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy. A stockholder may, with respect to the proposal to approve the selection of Arthur Andersen LLP as auditors or the proposal to approve the 1996 Equity Plan for officers and key employees (1) vote FOR such proposal, (2) vote AGAINST such proposal or (3) ABSTAIN from voting on such proposal. The shares represented by every proxy received will be voted, and where a choice has been specified, the shares will be voted in accordance with the specification so made. If no choice has been specified on the proxy, the shares will be voted FOR the election of the two nominees as directors, FOR approval of Arthur Andersen LLP as auditors and FOR approval of the 1996 Equity Plan for officers and key employees. The proxy also gives authority to the proxies to vote the shares in their discretion on any other matter presented at the meeting. If a proxy indicates that all or a portion of the shares represented by such proxy are not being voted with respect to a particular proposal, such non-voted shares will not be considered present and entitled to vote on such proposal, although such shares may be considered present and entitled to vote on other proposals and will count for the purpose of determining the presence of a quorum. An abstention with respect to the proposal to approve the selection of Arthur Andersen LLP as auditors or the proposal to approve the 1996 Equity Plan has the effect of a vote against such proposal.

                  BENEFICIAL OWNERSHIP OF CERTAIN VOTING SECURITIES

               The following table provides information as of December 12, 1995 concerning beneficial ownership of Common Stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, each director, each director nominee, each executive officer of the Company named under the caption "Executive Compensation" and all directors and executive officers of the Company as a group. Unless otherwise noted, the listed persons have sole voting and dispositive powers with respect to shares held in their names, subject to community property laws if applicable.


                                             Amount
                                             Beneficially Percent
          Name of Beneficial Owner           Owned        of Class
          ------------------------           ------------ --------
          Safeco Insurance Company           840,200 (1)  9.9%
          Dr. Marvin G. Schorr               564,180      6.7%
          The Gabelli Group, Inc.            499,000 (2)  5.9%
          Putnam Investments, Inc.           449,900 (3)  5.3%
          Dimensional Fund Advisors, Inc.    434,100 (4)  5.1%
          Janus Venture Fund                 428,300 (5)  5.3%
          Dr. Gary D. Eppen                  275          *
          Thomas M. Fulton                   272,130 (6)  3.2%
          Dr. Richard H. Leet                5,000        *
          Paul B. Rosenberg                  85,570 (7)   1.0%
          Herbert Roth, Jr.                  9,000        *
          C. Vincent Vappi                   8,000        *
          Michael D. Winfield                350          *
          Brent A. Latta                     55,000 (8)   *
          James M. O'Connell                 39,000 (9)   *
          Dr. R. Craig Yoder                 38,428 (10)) *
          All directors and executive
            officers as a group (11 persons) 1,076,933    12.3%
          -------------------

          *Less than one percent.
            (1) As reported in Amendment No. 3 to Statement on Schedule 13G filed with the Securities and Exchange Commission on February 13, 1995. The address of this stockholder is Safeco Plaza, Seattle, WA 98185.

            (2) As reported in Amendment No. 8 to Statement on Schedule 13D filed with the Securities and Exchange Commission on November














          3,  1993.   The  address  of this  stockholder  is One  Corporate
          Center, Rye, NY  10580.

            (3) As reported in Amendment No. 1 to Statement on Schedule 13G filed with the Securities and Exchange Commission on February 7, 1995. This ownership by certain Putnam investment managers (together with their parent corporations, Putnam Investments, Inc. and Marsh & McLennan Companies, Inc.) is considered "beneficial ownership" of the Company's voting common stock, which shares were acquired for investment purposes by such investment managers for certain of their advisory clients. The address of this stockholder is One Post Office Square, Boston, MA 02109.

            (4) As reported in Statement on Schedule 13G filed with the Securities and Exchange Commission on February 9, 1995. The address of this stockholder is 1229 Ocean Avenue, Santa Monica, CA 90401.

            (5) As reported in Statement on Schedule 13G filed with the Securities and Exchange Commission on February 9, 1995. The address of this stockholder is 100 Fillmore Street, Suite 300, Denver, CO 80206.

            (6) Includes 142,850 shares subject to options exercisable within 60 days following the record date for the annual meeting.

            (7) Includes 20,000 shares owned by Mr. Rosenberg's wife to which he disclaims beneficial ownership.

            (8) Includes 55,000 shares subject to options exercisable within 60 days following the record date for the annual meeting.

            (9) Includes 35,000 shares subject to options exercisable within 60 days following the record date for the annual meeting.

            (10) Includes 34,000 shares subject to options exercisable within 60 days following the record date for the annual meeting.

                                ELECTION OF DIRECTORS
                                ELECTION OF DIRECTORS

             Members of the Company's Board of Directors are divided into three classes serving staggered three-year terms. The terms of two of the Company's eight directors (Dr. Richard H. Leet and C. Vincent Vappi) expire at the annual meeting. They are the Company's nominees for re-election to a three-year term by the stockholders at the annual meeting. The Company's by-laws provide that nominations for directorships by stockholders may be made only pursuant to written notice received at the Company's principal office not less than 50 nor more than 75 days prior to the meeting. No such nominations have been received for the 1996 annual meeting. Directors are elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Thus, assuming a quorum is present, the two persons receiving the greatest number of votes will be elected to serve as directors. Accordingly, withholding authority to vote for a director and non-votes with respect to the election of directors will not affect the outcome of the election of directors. Dr. Leet and Mr. Vappi have advised the Company that, if elected, they plan to retire on September 18, 1996 and November 7, 1996, respectively, in accordance with Company policy. If a nominee should become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute.

             The Board of Directors recommends a vote FOR election of the The Board of Directors recommends a vote FOR election of the named nominees as directors of the Company.
          named nominees as directors of the Company.

             The following table contains certain information as to the two nominees for election at the annual meeting and each other person whose term of office as a director will continue after the meeting. The nominees for election at the meeting are indicated by an asterisk.


                                                                      Has Been a Di-
                                                                      rector of the
                                           Business Experience        Company or its
                                               During Past             Predecessor
                              Term              Five Years           Tech/Ops, Inc.
                Name         Expires     and Other Directorships          Since
                ____         _______     _______________________          _____

          Dr. Gary D. Eppen (1)   1998 Professor     of    Industrial    1992
               Age -- 59               Administration    since   1970
                                       (1989 -  1994 also Director of
                                       The     Executive    Program),
                                       Graduate  School  of Business,
                                       The University of Chicago.

          Thomas M. Fulton        1997 President and  Chief Executive    1988
               Age -- 62               Officer of  the Company  since
                                       January  1988;      previously
                                       General    Manager    of   the
                                       personnel  dosimetry  division
                                       of   Tech/Ops,    Inc.,    the
                                       Company's  predecessor.    Mr.
                                       Fulton is  a Director of Great
                                       Lakes Chemical Corporation,  a
                                       diversified     producer    of
                                       chemicals.



















          * Dr. Richard H. Leet   1996 Until   November   1991,  Vice    1990
               (2) (3)                 Chairman and Director of Amoco
               Age -- 69               Corporation,          Chicago,
                                       Illinois,   an    energy   and
                                       chemical company.  Mr. Leet is
                                       a  director  of  Illinois Tool
                                       Works,  Chicago,  Illinois,  a
                                       diversified      manufacturing
                                       company;    Vulcan   Materials
                                       Company,  Birmingham, Alabama,
                                       a producer  of aggregates  and
                                       chemicals;  and   Great  Lakes
                                       Chemical     Corporation,    a
                                       diversified     producer    of
                                       chemicals.

          Paul B. Rosenberg       1997 Until January 1991,  Treasurer    1988
              (1)                      of  the  Company.   Previously
               Age -- 63               Vice-President --  Finance and
                                       Administration  and  Treasurer
                                       of    Tech/Ops,    Inc.,   the
                                       Company's  predecessor.    Mr.
                                       Rosenberg  is  President   and
                                       Chief  Executive   Officer  of
                                       Tech/Ops  Corporation, Boston,
                                       Mass., a consulting  firm, and
                                       is  a  director   of  Panatech
                                       Research     &     Development
                                       Corporation,  Albuquerque, New
                                       Mexico,      a     diversified
                                       manufacturing    and   service
                                       company and  Tech/Ops  Sevcon,
                                       Inc.,    Boston,    Mass.,   a
                                       manufacturer   of   electronic
                                       controllers.

































          Herbert Roth, Jr. (1)   1997 Until    June    1985,   Chief    1971
              (2) (3)                  Executive   Officer   of   LFE
               Age -- 67               Corporation,  Waltham,  Mass.,
                                       manufacturer of  equipment and
                                       systems   for   traffic    and
                                       industrial   process  control.
                                       Mr.  Roth  is  a  director  of
                                       Boston Edison Company, Boston,
                                       Mass.,   a   public   utility;
                                       Tech/Ops Sevcon, Inc., Boston,
                                       Mass.,   a   manufacturer   of
                                       electronic        controllers;
                                       Phoenix     Life     Insurance
                                       Company; Phoenix Total  Return
                                       Fund, Inc., a mutual fund; and
                                       Mark  IV  Industries,  Inc., a
                                       diversified      manufacturing
                                       concern;  and  a   trustee  of
                                       Phoenix  Series  Fund, Phoenix
                                       Multi-Portfolio Fund  and  Big
                                       Edge Services Fund, all mutual
                                       funds.

          Dr. Marvin G. Schorr    1998 Chairman   of   the  Company's    1951
              (3)                      Board   of   Directors   since
               Age -- 70               January  1988.      Previously
                                       Chairman  of   the  Board   of
                                       Directors  and   President  of
                                       Tech/Ops, Inc., the  Company's
                                       predecessor.    Dr.  Schorr is
                                       Chairman  of   the  Board   of
                                       Directors      of     Tech/Ops
                                       Corporation, Boston,  Mass., a
                                       consulting firm,  and Chairman
                                       of the  Board of  Directors of
                                       Tech/Ops Sevcon, Inc., Boston,
                                       Mass.,   a   manufacturer   of
                                       electronic controllers.  He is
                                       a director of Helix Technology
                                       Corporation,  Waltham,  Mass.,
                                       manufacturer    of   cryogenic
                                       equipment.


























          * C. Vincent Vappi      1996 Until May  1991, Chairman  and    1971
              (2)                      Chief  Executive  Officer   of
               Age -- 69               Vappi    &    Company,   Inc.,
                                       Cambridge,  Mass.,  a  general
                                       building  contractor.      Mr.
                                       Vappi  is a  director  of John
                                       Hancock Mutual  Life Insurance
                                       Company,     Boston,    Mass.;
                                       Tech/Ops Sevcon, Inc., Boston,
                                       Mass.,   a   manufacturer   of
                                       electronic   controllers;  and
                                       Boston Safe Deposit  and Trust
                                       Company, a Massachusetts trust
                                       company,   and   its   parent,
                                       Boston Company,  Inc., Boston,
                                       Mass.

          Michael D. Winfield     1998 Since February 1992, President    1994
              (1)                      and  Chief  Executive  Officer
               Age -- 56               (prior  to  that   date  since
                                       1983,  a Vice  President)   of
                                       UOP, a general  partnership of
                                       Allied-Signal, Inc. and  Union
                                       Carbide  Corporation,  engaged
                                       in     the     licensing    of
                                       technologies   to   the    oil
                                       refining   and   petrochemical
                                       industries.

          ------------------
          (1)  Member of the Audit Committee.

          (2)  Member of the Compensation Committee.

          (3)  Member of the Nominating Committee.


            The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating Committee. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent public accountants and recommends the appointment of independent public accountants to the Board of Directors. The Compensation Committee approves all executive compensation and has responsibility for granting stock options to eligible members of management and administering the Company's stock option and incentive plans. The Nominating Committee selects nominees for the Board of Directors. The
          Nominating Committee will consider nominees that have been properly and timely recommended by stockholders. See "Proposals of and Nominations by Security Holders for 1997 Annual Meeting." The membership of each committee consists of non-employee directors. During the fiscal year ended September 30, 1995, the Audit Committee met twice and the Compensation Committee met twice.

            During the fiscal year ended September 30, 1995, the Board of Directors held a total of five meetings. During such year, no director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such director served.

            Mr. Roth, the Chairman of the Audit Committee, Mr. Vappi, the Chairman of the Compensation Committee, and Dr. Leet, the Chairman of the Nominating Committee, are paid $21,000 a year each for their services as directors. The other directors (except Mr. Fulton) are paid $20,000 each. The Company maintains a Directors' Retirement Plan under which a director the sum of whose age and full years of service as a director of the Company and its predecessor Tech/Ops, Inc., on the date of his retirement as a director, is not less than 70 is entitled to receive annually a cash retirement benefit. This benefit is equal to a percentage of the annual base directors' fee in effect at the date of his retirement determined by multiplying the number of his full years of service as a director by 2, but not exceeding 50%. The director's spouse is entitled after his death, if she survives him, to receive for her life an annual benefit equal to one-half of that amount.

                                EXECUTIVE COMPENSATION
                                EXECUTIVE COMPENSATION

            The  following   summary  compensation  table  sets  forth  the
          compensation for services to the Company for the last three fiscal years of the Company's executive officers.

                              Summary Compensation Table

                                                          Long-Term
                                                          Compensation
                                                          Awards
                                                          Securities   All Other
   Name and              Fiscal  Annual Compensation      Underlying   Compensa-
   Principal Position    Year    Salary($) Bonus($)       Options(#)   tion ($)(1)
   ------------------    ------- --------------------     ----------   -----------
   Thomas M. Fulton      1995    $256,250  $100,000       --           $1,150
    President &          1994     243,000    75,000       --            1,150
    Chief Executive      1993     234,900    38,000       --            1,150
    Officer

   Brent A. Latta        1995    $168,000  $ 65,000       20,000       $1,150
    Vice President-      1994     161,000    34,000       --            1,150
    Marketing            1993     156,000    20,000       --            1,150
















   James M. O'Connell    1995    $133,750  $ 60,000       20,000       $1,150
    Vice President,      1994     129,000    27,000       --            1,150
    Treasurer, Sec-      1993     124,500    15,000       --            1,150
    retary & Chief
    Financial Officer

   R. Craig Yoder        1995    $126,250  $ 50,000       20,000       $1,150
    Vice President-      1994     113,250    35,000       --            1,150
    Operations


            (1) Represents the Company's contribution to its 401(k) plan on behalf of each of these employees.


                          OPTIONS GRANTS IN LAST FISCAL YEAR
                          OPTIONS GRANTS IN LAST FISCAL YEAR

          Shown below is information regarding stock options granted in the year ended September 30, 1995 to the Company's executive officers.

                                  Individual Grants
                                  Individual Grants

                           % Of                             Potential Realizable
               No. Of      Total                            Value at Assumed
               Securities  Options                          Annual Rates of
               Underlying  Granted to                       Stock Price
               Options     Employees   Exercise   Expira-   Appreciation for
               Granted     in Fiscal   Price      tion      Option Term (3)
   Name        (#)(1)      Year        ($/sh)(2)  Date      5%         10%
   ----------- -------     ----------- --------   --------  ---------  ---------
   Thomas M.
    Fulton     --          --          $  --      --        $  --      $  --
   Brent A.
    Latta      20,000      15.4%        16.50     11/04      207,540    525,940
   James M.
    O'Connell  20,000      15.4%        16.50     11/04      207,540    525,940
   R. Craig
    Yoder      20,000      15.4%        16.50     11/04      207,540    525,940


          (1) Each option becomes exercisable over a four-year period, with 25% of the options becoming exercisable on the first, second, third, and fourth anniversaries of the date of grant. Each option may become exercisable earlier that its scheduled vesting date upon discretion of the Board of Directors.

          (2) The exercise price is the fair market value on the date of grant.















          (3) Potential realizable value is calculated based on an assumption that the price of the Company's common stock appreciates at the annual rate shown, compounded annually, from the date of grant of the option until the expiration date of the option. The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise. The 5% and 10% assumed rates of appreciation are required by the rules of the Securities and Exchange Commission and do not represent the Company's estimate of future price. Actual gains, if any, upon the exercise of these options will depend on the actual performance of the common stock.

                            FISCAL YEAR-END OPTION VALUES
                            FISCAL YEAR-END OPTION VALUES

            Shown below is information regarding holdings of unexercised stock options at September 30, 1995 by the Company's executive officers.

                       No. of Securities Underlying  Value of Unexercised
                       Unexercised Options Held at   In-the-Money Options
                       September 30, 1995            at September 30, 1995 ($)(1)
                       ----------------------------  ----------------------------
   Name                Exercisable  Unexercisable    Exercisable   Unexercisable
   ------------------  -----------  -------------    ------------  -------------
   Thomas M. Fulton    137,330      62,670           $1,578,243    $532,695
   Brent A. Latta       50,000      20,000              508,438      50,000
   James M. O'Connell   30,000      20,000               87,188      50,000
   R. Craig Yoder       29,000      20,000              297,078      50,000



          (1) Aggregate market value on September 30, 1995 less aggregate exercise price.

            None of the four individuals exercised any stock options during the last fiscal year.

            Employment and Compensation Agreement. The Company has entered into an Employment and Compensation Agreement with Mr. Fulton providing for his employment in that capacity through September 30, 1998, renewable thereafter through December 31, 1998 subject to certain financial performance standards. Under the Agreement, a non-statutory stock option to purchase 100,000 shares at a price of $10.50 per share was granted to Mr. Fulton, which may become exercisable for up to 10,000 shares a year on each December 1 from 1989 through 1998 under a formula reflecting average return on stockholders' investment and earnings per share over successive three-year periods. At December 1, 1995 the option had become exercisable for a total of 42,850 shares. The Agreement also provides that, in the event of termination of employment under certain circumstances, within two years following a Change in Control in the Company (as defined) not approved by the Company's Board of Directors, by the Company other than for cause, disability or retirement, or by Mr. Fulton for Good Reason (which includes a good faith determination by him that due to the Change in Control he is not or believes he will not be able effectively to discharge his duties), Mr. Fulton will become entitled to two years' base salary and average bonuses determined in accordance with the Agreement, and certain other benefits, subject to a limitation on total benefits which conforms to the limitation on their deductibility imposed by the federal tax laws. The benefits payable to Mr. Fulton under the Agreement if his employment had terminated as of September 30, 1995 due to a Change in Control would have had an estimated value of $695,000.

            Retirement Plan and Supplemental Retirement Plan. Messrs. Fulton, Latta, O'Connell, and Dr. Yoder participate in the Company's Retirement Plan, a defined benefit plan under which benefits are based upon the average of the annual rates of base salary in effect as of October 1 of each year for the period of five consecutive years which produces the highest such average and also based on years of service as set forth below. U.S. tax law places limitations on the aggregate annual amount payable to an individual under qualified retirement plans.

            Messrs. Fulton, Latta, O'Connell, and Dr. Yoder participate in the Company's Supplemental Key Executive Retirement Plan, under which a participant is entitled to such payments from the Company during his life after retirement at age 65 as may be necessary, when added to his benefits under other Company-funded retirement or profit sharing plans, to provide a minimum annual benefit equal to 50% of his highest five-year average or final base salary, whichever is greater. Such payments continue to a participant's wife after his death, but at a decreased percentage of 25%. Benefits are reduced by 2% (1% for wives) for each year of service less than 25 years.

            The following table sets forth information concerning the combined annual benefits payable pursuant to the Retirement Plan on a straight-life annuity basis and the Supplemental Retirement Plan on a 50% joint-and-survivor basis upon retirement at age 65 for specified compensation levels (assuming continuation of 1995 fiscal year base salary) and years of service classifications. Benefits under the Retirement Plan and the Supplemental Retirement Plan are computed solely on the base salary of participants, exclusive of bonuses, incentive and other compensation. Benefits under the Retirement Plan are reduced on account of Social Security entitlement on the basis of the Internal Revenue Service permitted disparity rules.

                                  Pension Plan Table
                                  Pension Plan Table















                  Earnings     Estimated Combined Annual Pension Based
                  Earnings     Estimated Combined Annual Pension Based
                  on Which                       on
                  on Which                       on
                  Combined           Years of Service Indicated
                  Combined           Years of Service Indicated
                                     __________________________
                 Retirement
                 Retirement
                Benefits are    20 years   25 years 30 years  35 years
                Benefits are    20 years   25 years 30 years  35 years
                ____________    ________   ________ ________  ________
                   Based
                   Based
                   _____

                 $ 125,000      $ 50,000   $ 62,500 $ 62,500  $ 70,200
                   150,000        60,000     75,000   75,000    85,500
                   175,000        70,000     87,500   87,500    87,500
                   200,000        80,000    100,000  100,000   100,000
                   225,000        90,000    112,500  112,500   112,500
                   250,000       100,000    125,000  125,000   125,000
                   275,000       110,000    137,500  137,500   137,500
                   300,000       120,000    150,000  150,000   150,000

             Credited years of service at September 30, 1995 were 17 for Mr. Fulton, eight for Mr. Latta, five for Mr. O'Connell, and 13 for Dr. Yoder. Credited years of service at age 65 would be 21 for Mr. Fulton, 21 for Mr. Latta, 22 for Mr. O'Connell and 35 for Dr. Yoder.

                            COMPENSATION COMMITTEE REPORT
                            COMPENSATION COMMITTEE REPORT

             The Company's compensation program is designed to motivate and retain employees by encouraging and rewarding performance. The program is administered by the Compensation Committee of the Board of Directors (the "Committee"), consisting of three independent outside directors who are not employees of the Company. The Committee regularly reviews and approves generally all compensation and fringe benefit programs of the Company, and also reviews and determines the base salary, and incentive compensation of the executive officers named above, as well as stock option grants to all employees. All compensation actions taken by the Committee are reported to the full Board of Directors, who, excluding employee directors, approve the actions of the Committee. The Committee also reviews and makes recommendations to the Board on policies and programs for the development of management personnel, as well as management structure and organization. The Committee administers the Company's Stock Option Plan and Incentive Compensation Plan for Executive Officers ("Executive Officer Plan").

             The Company believes that stock options are an important incentive to motivate executive officers and other key employees for improved long-term performance of the Company. The Company considers stock ownership, options currently held and options previously granted when granting options although there are no specific levels of ownership for such grants.

             The  Company believes  that  the  combination  of  salary  and incentive  compensation is  the best  tool  for compensating  its executive officers and senior managers to promote uniform excellence, long-term commitment and team performance. Management salaries are determined as a result of individual performance, level of responsibility and experience. The Company reviews these salaries annually and measures them against compensation data obtained from published compensation surveys and surveys that the Committee makes of a group of peer companies. The peer companies are generally of about the same size as the Company and are in technical, rather than consumer or distribution fields. The peer companies may include some of the companies included in the AMEX High Tech Sub-Index used in the Performance Graph. The Company believes that its competitors for executive talent are not necessarily companies which engage in the same business as the Company and, therefore, the companies used for comparative compensation purposes differ from the companies included in the AMEX High Tech Sub-Index.

             The Executive Officer Plan covers executive officers of the Company who are elected by the Board of Directors to such offices and establishes incentive pools which are related to aggregate executive officer base salary and performance of the Company relative to (i) budgeted operating income ("Operating Income Pool"), (ii) growth in earnings per share ("EPS Pool"), and (iii) the AMEX Market Value Index ("Stockholder Return Pool"). The target percentages of aggregate executive officer base salary for the Operating Income, EPS, and Stockholder Return Pools are 15%, 7.5%, and 7.5%, respectively. The actual size of each pool varies as a result of actual performance compared with the performance measure for each pool.

             Operating Income Pool. At 100% actual-to-budget operating income, the Operating Income Pool is 15% of aggregate executive officer base salary; at 80% actual-to-budget, the pool is 7.5% of base salary; and at 120% actual-to-budget, the pool is 25.5% of base salary. If actual-to-budget is less than 60%, the Operating Income Pool is zero.

             EPS Pool. At average three-year growth in earnings per share of 10%, the EPS Pool is 7.5% of aggregate executive officer base salary; at average growth in earnings per share of 8%, the pool is 3.75% of base salary; and at average growth in earnings per share of 12% the pool is 12.75% of base salary. If average growth in earnings per share is 6% or lower, the EPS Pool is zero.

             Stockholder Return Pool. Where the three-year total return to stockholders is equal to or exceeds the total return of the AMEX Market Value Index, the Stockholder Return Pool is 7.5% of aggregate executive officer base salary. In all other cases, the Stockholder Return Pool is zero.

             One-half of the Operating Income Pool is awarded to executive officers, as a percentage of their base salaries, if the actual-














          to-budget operating income is at least 90%. One-half of the EPS Pool is awarded to executive officers, as a percentage of their base salaries, if the average growth in earnings per share is at least 9%. One-half of the Stockholder Return Pool is awarded to executive officers, as a percentage of their base salaries, if the total return to stockholders of the Company exceeds the total return of the AMEX Market Value Index. With respect to the balance of each of the pools, The Compensation Committee has the discretion to award to any participant an amount relating to each of the Operating Income Pool, EPS Pool, and/or the Stockholder Return Pool ranging in value from zero to one-half of the award such participant would otherwise receive. Any amounts not so awarded may, at the discretion of the Committee, be reallocated to any other participant based upon the Committee's evaluation of the participant's individual performance relative to written objectives and other factors.

             If the actual-to-budget operating income is at least 60%, but less than 90%, the Committee has the discretion to award to any participant an amount relating to the Operating Income Pool ranging in value from zero to the full amount of the award such participant would otherwise receive. If the average growth in earnings per share is at least 6%, but less than 9%, the
          Committee has the discretion to reduce an award to any participant an amount relating to the EPS Pool ranging in value from zero to the full amount of the award such participant would otherwise receive.

             The aggregate amount of incentive compensation awards for any fiscal year under the Executive Officer Plan and other incentive compensation plans is limited to 5% of the Company's operating income for such fiscal year.

             The recommended base salary and incentive compensation award for the President is determined each year by the Committee based upon overall financial performance of the Company and the performance of the President relative to corporate objectives and other factors under the terms of the Executive Officer Plan.

             Mr. Fulton's base salary and incentive compensation during fiscal 1995 increased 12% to $356,250 from fiscal 1994. The increase in Mr. Fulton's base salary related to the level of responsibility and accountability of the Chief Executive Officer, as well as external factors such as inflation and base salary levels in comparable companies. The increase in incentive compensation awarded to Mr. Fulton was determined based on performance relative to budgeted operating income, growth in earnings per share, the total return to shareholders of the Company relative to the Amex Market Value Index and individual performance relative to stated objectives under the terms of the Executive Officer Plan. Each of these financial measurers was met or exceeded, and Mr. Fulton achieved substantially all of the personal objectives established by the Board of Directors during fiscal 1995.














             The Compensation Committee and the Board of Directors have approved the Landauer, Inc. 1996 Equity Plan (the "Equity Plan"). In 1993, the tax laws were amended to limit the deduction a publicly-held company is allowed for compensation paid in 1994 and thereafter to the chief executive officer and the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to constitute performance-based compensation, the performance measures must be approved by stockholders. Although no executive officer of the Company has earned over $1 million in any fiscal year of the Company, the Company has determined to seek stockholder approval of the Equity Plan. See "Approval of 1996 Equity Plan" for a discussion of the Equity Plan, which, if approved by stockholders, will be implemented beginning in 1996 for fiscal 1996. The full text of the plan is reproduced in Exhibit A.

          Members of the Compensation Committee:

          Richard H. Leet   Herbert Roth, Jr.  C. Vincent Vappi, Chairman


                                  PERFORMANCE GRAPH

            The following graph reflects a comparison of the cumulative total return (change in stock price plus reinvested dividends) assuming $100 invested in the Common Stock of the Company, in the American Stock Exchange ("AMEX") Index, and in the AMEX High Tech Sub-Index during the period from September 30, 1990 through September 30, 1995. The comparisons in the following table are historical and are not intended to forecast or be indicative of possible future performance of the Common Stock of the Company.


                                Value of Investment at September 30,
                                ------------------------------------
                                1990    1991   1992    1993   1994    1995
                                ----    ----   ----    ----   ----    ----
          Landauer, Inc.        $ 100   $ 137  $ 156   $ 162  $ 169   $ 218
          AMEX Index              100     122    122     150    149     177
          AMEX HiTech Sector      100     159    150     178    186     247


                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            The Vappi Company was a wholly-owned subsidiary of the Company's predecessor Tech/Ops, Inc., ("Tech/Ops") from 1971, when it was acquired by Tech/Ops from C. Vincent Vappi, a director of the Company and members of his family, until 1980, when it was resold to the Vappi family. Pursuant to a commitment made before the resale, Tech/Ops in 1980 guaranteed a portion of certain rentals under a lease to the Vappi Company as tenant. The Company, as a successor to Tech/Ops under a Plan of
          Reorganization effective 1988, assumed part of that guarantee amounting to a maximum of $85,000 per year through April 1995, payable in equal monthly installments. The Vappi Company ceased to make rental payments in January 1991, and in May, 1991 filed a voluntary petition under Chapter 7 of the United States Bankruptcy Code. Through April, 1995 the Company has paid
          $368,000 on the guarantee. Mr. Vappi is not personally a party to either the lease or the guarantee. No further payments are due on the guarantee.

            The Company has entered into a consulting agreement, which expires on December 31, 1996, with a company owned by two of its directors. Under the terms of the agreement, the annual cost of these services will not exceed $30,000 plus reimbursement for certain expenses.

            In connection with the 1988 transfer of the personnel dosimetry business, the Company has entered into a Liability Assumption and Sharing Agreement with Tech/Ops, Inc. (Tech/Ops) providing for, among other things, (i) assumption by the Company of all determinable and contingent liabilities and obligations of Tech/Ops relating to the personnel dosimetry and radon detection business, (ii) assumption by the other former subsidiary of Tech/Ops of all determinable and contingent liabilities and obligations of Tech/Ops relating to its electronic controller business, (iii) joint and several assumption by the Company and the other former subsidiary of all contingent liabilities of Tech/Ops and (iv) the allocation of other liabilities jointly and severally assumed to the business in which they relate or, if they relate to neither business, in ratios reflective of relative profit contributions of the respective businesses for the five years ended September 30, 1987. Under the terms of this agreement, $22,000 of expenses were charged to operations of the Company for the fiscal year ended September 30, 1995.

                                SELECTION OF AUDITORS

            The stockholders of the Company will be asked at the annual meeting to approve the selection of auditors for the fiscal year ending September 30, 1996. Arthur Andersen LLP, 33 West Monroe Street, Chicago, Illinois, has served as auditors for the Company and its predecessor Tech/Ops, Inc. since the latter was formed, and it will be recommended to the stockholders that such firm be selected again. The Audit Committee of the Board of Directors comprised of Gary D. Eppen, Paul B. Rosenberg, Herbert Roth, Jr. and Michael D. Winfield, has approved this recommendation. Representatives of Arthur Andersen LLP are expected to be present at the meeting with an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.














            If a quorum is present, in order to approve the selection of Arthur Andersen LLP as the Company's auditors for the fiscal year ending September 30, 1996, a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on such proposal must vote in favor of it. Accordingly, abstentions will have the same effect as votes against and non-votes will reduce the number of shares considered present and entitled to vote on the proposal.

            The Board of Directors recommends a vote FOR the selection of Arthur Andersen LLP as auditors of the Company for the fiscal year ended September 30, 1996.


                                     APPROVAL OF
                                   1996 EQUITY PLAN

          General

            The Board of Directors is proposing for stockholder approval the 1996 Equity Plan (the "Plan"). The purposes of the Plan are
          (i) to align the interests of the Company's stockholders and recipients of awards under the Plan by increasing the proprietary interest of such recipients in the Company's growth and success,
          (ii) to advance the interests of the Company by attracting and retaining officers and other key employees and (iii) to motivate such employees to act in the long-term best interests of the Company's stockholders. Under the Plan, the Company may grant non-qualified stock options, "incentive stock options" (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), stock appreciation rights ("SARs"), restricted stock, bonus stock, long-range performance awards and performance shares. Reference is made to Exhibit A to this Proxy Statement for the complete text of the Plan which is summarized below. The Company currently maintains the Key Employee Stock Bonus and Option Plan. As of the date of this Proxy Statement, only 10,000 shares of Common Stock remained available for future issuance under the Key Employee Stock Bonus and Option Plan. If the Plan is approved by stockholders, future awards would be made under the Plan, in lieu of additional awards under the Key Employee Stock Bonus and Option Plan.

            Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR approval of the Plan.

          Description of the Plan

            Administration. The Plan will be administered by a committee of the Board of Directors (the "Committee") consisting of not less than two directors who are not eligible to receive discretionary awards of equity securities of the Company under the Plan or any other plan of the Company or any affiliate of the Company and who are "outside directors" within the meaning of
          Section 162(m)  of the Code.   The Compensation Committee  of the














          Board of Directors is expected to serve as the Committee under the Plan.

            Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated executive officers other than the chief executive officer. However, "qualified performance-based compensation" is not subject to the $1 million deduction limit. To qualify as performance-based compensation, the following requirements must be satisfied: (i) the performance goals are determined by a committee consisting solely of two or more "outside directors",
          (ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by a majority of the corporation's stockholders, and (iii) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. The Committee will consist solely of "outside directors" as defined for purposes of section 162(m) of the Code. As a result, and based on certain proposed regulations issued by the United States Department of the Treasury, certain compensation under the Plan, such as that payable with respect to options and SARs, is not expected to be subject to the $1 million deduction limit under Section 162(m) of the Code, but other compensation payable under the Plan, such as any restricted stock award which is not subject to a performance condition to vesting, would be subject to such limit.

            Subject to the express provisions of the Plan, the Committee will have the authority to select eligible officers and other key employees who will receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by a written agreement containing such provisions not inconsistent with the Plan as the Committee shall approve. The Committee will also have authority to prescribe rules and regulations for administering the Plan and to decide questions of interpretation or application of any provision of the Plan. Except with respect to grants to executive officers of the Company and persons whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Code, the Committee may delegate some or all of its power and authority to administer the Plan to the Chief Executive Officer or other executive officer of the Company.

            Available Shares. Under the Plan, 210,000 shares of Common Stock are available for awards, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event. The number of available shares will be reduced by the sum of the aggregate number of shares of Common Stock (i) that are issued upon the grant of a Stock Award and (ii) which become subject to outstanding options, Free-Standing SARs and outstanding Performance Shares. To the extent that shares of














          Common Stock subject to an outstanding option (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a Tandem SAR), Free-Standing SAR, Stock Award or Performance Share are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations or other taxes relating to an award, then such shares of Common Stock shall again be available under the Plan. The maximum number of shares of Common Stock with respect to which options and SARs may be granted during any fiscal year to any person is 75,000, subject to adjustment as described above.

            Effective Date, Termination and Amendment. If approved by stockholders at the annual meeting, the Plan will become effective as of the date of the annual meeting and will terminate ten years thereafter, unless terminated earlier by the Board of Directors. The Board of Directors may amend the Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation and provided that no amendment may be made without stockholder approval if such amendment would, among other things, (i) increase the maximum number of shares of Common Stock available under the Plan, (ii) reduce the minimum purchase price of a share of Common Stock subject to an option or base price of an SAR or (iii) extend the term of the Plan.

            Stock Options-General. The Committee will determine the conditions to the exercisability of an option. Upon exercise of an option, including an incentive stock option, the purchase price may be paid in cash, by delivery of previously owned shares of Common Stock or by authorizing the Company to withhold shares of Common Stock which would otherwise be delivered upon exercise of the option. The Committee also has the discretion to permit payment by a note or in installments under certain circumstances.

            Non-Qualified Stock Options and Stock Appreciation Rights. The period for the exercise of a non-qualified stock option or SAR will be determined by the Committee. The exercise price of a non-qualified option and the base price of an SAR will not be less than 100% of the fair market value of the Common Stock on the date of grant of such option or SAR, provided that the base price of an SAR granted in tandem with an option (a "tandem SAR") will be the exercise price of the related option. The exercise of an SAR entitles the holder thereof to receive (subject to withholding taxes) shares of Common Stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the Common Stock on the exercise date and the base price of the SAR.

            In the event of termination of employment by reason of retirement on or after age 65 (or prior to age 65 with the consent of the Committee), each non-qualified stock option and SAR will become fully exercisable for a period of no more than one year after the date of such termination of employment (or such other period as determined by the Committee), but in no event after the expiration of such option or SAR. In the event of termination of employment by reason of death or disability, each non-qualified stock option and SAR will become fully exercisable for a period of no more than one year after the date of such termination (or such other period as determined by the Committee), but in no event after the expiration of such option or SAR, subject to extension in certain circumstances. In the event of termination of employment for cause (as defined), each option or SAR held by the holder whose employment has been so terminated shall terminate on the date of such termination of employment. In the event of termination of employment for any other reason, each nonqualified stock option and SAR will terminate on a date not later than three months after such termination of employment (or such other period as determined by the Committee), but in no event after the expiration of such option or SAR. If a holder dies during the specified periods following termination of employment by reason of retirement, disability or for any other reason, each non-qualified stock option or SAR will be exercisable only to the extent that such option or SAR was exercisable on the date of the holder's death, and may thereafter be exercised for a period of no more than one year from the date of death, but in no event after the expiration of such option or SAR, subject to extension in certain circumstances.

            Incentive Stock Options. No incentive stock option will be exercisable more than ten years after its date of grant, unless the recipient of the incentive stock option owns greater than ten percent of the voting power of all shares of capital stock of the Company (a "ten percent holder"), in which case the option will be exercisable for no more than five years after its date of grant. The exercise price of an incentive stock option will not be less than the fair market value of the Common Stock on the date of grant of such option, unless the recipient of the incentive stock option is a ten percent holder, in which case the option exercise price will be the price required by the Code, currently 110% of fair market value.

            In the event of a termination of employment by reason of death or permanent and total disability (as defined in Section 22(e)(3) of the Code), incentive stock options will become fully exercisable for a period of no more than one year after such termination (or such shorter period as determined by the Committee), but in no event after the expiration of the incentive stock option. In the event of a termination of employment by the Company of a holder's employment for cause, incentive stock options held by such holder shall terminate on the date of termination of employment. In the event of a termination of employment for any other reason, incentive stock options will be exercisable to the extent exercisable on the date of termination for a period of three months after such termination, but in no event after the expiration of the incentive stock option. If the holder of an incentive stock option dies during the specified periods following termination of employment by reason of permanent and total disability or for any other reason, each incentive stock option will be exercisable only to the extent such option was exercisable on the date of the holder's death, and may thereafter be exercised for a period of no more than one year, but in no event after expiration of the incentive stock option.

            Bonus Stock and Restricted Stock Awards. The Plan provides for the grant of (i) bonus stock awards, which are vested upon grant, and (ii) stock awards which may be subject to a restriction period ("restricted stock"). An award of restricted stock may be subject to specified performance measures for the applicable restriction period. Shares of restricted stock will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or, if the restricted stock is subject to performance measures, if such performance measures are not attained during the restriction period; provided, however, that, unless otherwise determined by the Committee, termination of employment by reason of retirement on or after age 65 (or prior to age 65 with the consent of the Committee), disability or death, will result in the restricted stock becoming fully vested and any performance measures will be deemed to be satisfied at the maximum level. In the event of termination of employment for any other reason, the portion of a restricted stock award which is then subject to a restriction period will be forfeited and cancelled by the Company. Unless otherwise determined by the Committee, the holder of a restricted stock award will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock.

            Performance Share Awards. The Plan also provides for the grant of performance shares. Each performance share is a right, contingent upon the attainment of performance measures within a specified performance period, to receive one share of Common Stock, which may be restricted stock, or the fair market value of such performance share in cash. Prior to the settlement of a performance share award in shares of Common Stock, the holder of such award will have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to the award. Performance shares will be non-transferable and subject to forfeiture if the specified performance measures are not attained during the applicable performance period; provided, however, that termination of employment by reason of retirement on or after age 65 (or prior to age 65 with the consent of the Committee), disability or death, will result in the performance share award becoming fully vested (if no performance measures are required to be satisfied prior to termination of employment) or to a level proportionate with the actual performance for the portion of the performance period that has expired prior to termination of employment (if any performance measures are required to be satisfied prior to termination of employment). In the event of termination of employment for any other reason, the portion of a performance share award which is then subject to a performance period will be forfeited and cancelled by the Company.

          Federal Income Tax Consequences

            The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the Plan.

            A participant will not recognize any income upon the grant of an option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

            A participant who is granted SARs will not recognize any taxable income upon the grant of the SARs. Upon exercise, the participant recognizes taxable compensation in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense.

            A participant receiving restricted stock will not recognize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time restricted stock is granted. If such election is not made, the participant will recognize taxable income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation, rather then dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

            A participant receiving bonus stock will recognize taxable income at the time the bonus stock is awarded in an amount equal to the then fair market value of such stock. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

            A participant receiving performance shares will not recognize taxable income upon the grant of such shares and the Company will not be entitled to a tax deduction at such time. Upon the settlement of performance shares, the participant will recognize ordinary income in an amount equal to the fair market value of any shares delivered and any cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

            The affirmative vote of a majority of the shares present at the meeting in person or by proxy is necessary to approve the Plan.

            The Board of Directors recommends a vote FOR approval of the 1996 Equity Plan for officers and key employees.

                 PROPOSALS OF AND NOMINATIONS BY SECURITY HOLDERS FOR
                                 1997 ANNUAL MEETING

            Proposals intended to be presented by security holders at the annual meeting of the Company's stockholders scheduled for February 5, 1997 must be received by the Company in order to be considered for inclusion in its proxy statement and form of proxy relating to that meeting not later than September 5, 1996. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations of the Securities and Exchange Commission.

            Under the Company's by-laws, nominations for directorships to be acted on at the 1997 annual meeting may be made only pursuant to written notice received at the Company's principal office not less than 50 nor more than 75 days prior to the meeting.

                    COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

            Based solely on its review of the copies of such forms received by it and representations from certain Reporting Persons, the Company believes that during the fiscal year ended September 30, 1995 its Reporting Persons complied with all filing requirements applicable to them.

                                    MISCELLANEOUS

            The Company's 1995 Annual Report to Stockholders (which includes a copy of Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995) accompanies this Proxy Statement.

            The Board of Directors does not know of any business which will come before the meeting except the matters described in the notice. If other business is properly presented for consideration at the meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

            In the event that a quorum is not present when the meeting is convened, it is intended to vote the proxies in favor of adjourning the meeting from time-to-time until a quorum is obtained.

                                                        James M. O'Connell
                                       Vice President, Treasurer, Secretary
                                                and Chief Financial Officer
          Dated January 3, 1996


































          EXHIBIT A

                                    LANDAUER, INC.
                                   1996 EQUITY PLAN

          I.  INTRODUCTION

          1.1   Purposes.    The purposes  of  the  1996 Equity  Plan  (the
          1.1   Purposes.
                ________
          "Plan")  of Landauer, Inc.  (the "Company") and  its subsidiaries
           ____                             _______
          from time to  time (individually a "Subsidiary"  and collectively
                                              __________
          the  Subsidiaries")  are  (i)  to  align  the  interests  of  the
               ____________
          Company's stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining officers and other key employees and (iii) to motivate such employees to act in the long-term best interests of the Company's stockholders. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary.

          1.2  Certain Definitions.
          1.2  Certain Definitions.
               ___________________

               "Agreement" shall mean the written agreement evidencing an "Agreement"
                _________
          award hereunder between the Company and the recipient of such award.

               "Board" shall mean the Board of Directors of the Company.
               "Board"
                _____

               "Bonus Stock" shall mean shares of Common Stock which are "Bonus Stock"
                ___________
          not subject to a Restriction Period or Performance Measures.

               "Bonus Stock Award" shall mean an award of Bonus Stock under "Bonus Stock Award"
                _________________
          this Plan.

               "Cause" shall mean any willful act of dishonesty, conviction "Cause"
                _____
          of a felony, significant activities harmful to the reputation or business of the Company, refusal to perform or substantial disregard of duties properly assigned or significant violation of any statutory or common law duty of loyalty to the Company, in each case as determined by not less than two-thirds of the members of the Committee.

               "Code"  shall mean  the Internal  Revenue Code  of 1986,  as
               "Code"
                ____
          amended.

               "Committee" shall  mean  the  Committee  designated  by  the
               "Committee"
                _________
          Board, consisting of two or more members of the Board, each of whom shall be (i) a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act and (ii) an "outside director" within the meaning of Section 162(m) of the Code, subject to any transition rules applicable to the definition of outside director.

               "Common Stock" shall mean the common stock, par value $.10 "Common Stock"
                ____________














          per share, of the Company.

               "Company" has the meaning specified in Section 1.1.
               "Company"
                _______

               "Disability" shall mean the inability of the holder of an "Disability"
                __________
          award to perform substantially such holder's duties and responsibilities for a continuous period of at least six months, as determined solely by the Committee.

               "Employment Termination Date" shall mean, in the case of the "Employment Termination Date"
                ___________________________
          termination by the Company of an employee's employment, the date that the Company notifies such employee of such termination of employment and, in the case of the termination by an employee of employment with the Company, the date on which the Company shall first receive notification from such employee of such termination of employment.

               "ERISA"  shall mean the Employee  Retirement Income Security
               "ERISA"
                _____
          Act of 1974, as amended.

               "Exchange Act" shall mean the Securities Exchange Act of "Exchange Act"
                ____________
          1934, as amended.

               "Fair Market Value" shall mean the average of the high and "Fair Market Value"
                _________________
          low transaction prices of a share of Common Stock as reported on the American Stock Exchange on the date as of which such value is being determined, or, if the Common Stock is not listed on the American Stock Exchange, the average of the high and low transaction prices of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined, or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

               "Free-Standing SAR" shall mean an SAR which is not issued in "Free-Standing SAR"
                _________________
          tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

               "Incentive Stock Option" shall mean an option to purchase "Incentive Stock Option"
                _______________________
          shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

               "Non-Statutory Stock Option" shall mean a stock option which "Non-Statutory Stock Option"
                __________________________














          is not an Incentive Stock Option.

               "Performance   Measures"   shall  mean   the  criteria   and
               "Performance   Measures"
                ______________________
          objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Performance Share Award, of payment with respect to such award. Such criteria and objectives may include, but are not limited to, the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return on equity, earnings of the Company, revenues, market share, cash flows or cost reduction goals, or any combination of the foregoing and any other criteria and objectives established by the Committee. In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

                    "Performance Option" shall mean an Incentive Stock "Performance Option"
                     ___________________
          Option or Non-Statutory Stock Option, the exercisability of all or a portion of which is contingent upon the attainment of specified Performance Measures within a specified Performance Period.

               "Performance Period" shall mean any period designated by the "Performance Period"
                __________________
          Committee during which the Performance Measures applicable to a Performance Share Award or Performance Option shall be measured.

               "Performance Share" shall mean a right, contingent upon the "Performance Share"
                __________________
          attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu thereof, the Fair Market Value of such Performance Share in cash.

               "Performance Share Award" shall mean an award of Performance "Performance Share Award"
                _______________________
          Shares under this Plan.

               "Permanent and Total Disability" shall have the meaning set "Permanent and Total Disability"
                _______________________________
          forth in Section 22(e)(3) of the Code or any successor thereto.

               "Restricted Stock" shall mean shares of Common Stock which "Restricted Stock"
                ________________
          are subject to a Restriction Period.

               "Restricted Stock Award" shall mean an award of Restricted "Restricted Stock Award"
                ______________________
          Stock under this Plan.

               "Restriction Period" shall mean any period designated by the "Restriction Period"
                __________________
          Committee during which the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

               "SAR" shall mean  a stock appreciation right  which may be a
               "SAR"
                ___
          Free-Standing SAR or a Tandem SAR.

               "Stock Award" shall mean a Restricted Stock Award or a Bonus "Stock Award"
                ___________
          Stock Award.

               "Tandem SAR" shall mean an SAR which is granted in tandem "Tandem SAR"
                __________
          with, or by reference to, an option (including a Non-Statutory Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

               "Tax Date" shall have the meaning set forth in Section 5.5. "Tax Date"
                ________

               "Ten Percent Holder" shall have the meaning set forth in "Ten Percent Holder"
                ___________________
          Section 2.1(a).

          1.3  Administration.   This  Plan  shall be  administered by  the
          1.3  Administration.
               ______________
          Committee. Any one or a combination of the following awards may be made under this Plan to eligible officers and other key employees of the Company and its Subsidiaries: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Statutory Stock Options (which may include Performance Options), (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock or Bonus Stock and (iv) Performance Shares. The Committee shall, subject to the terms of this Plan, select eligible officers and other key employees for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs and the number of Performance Shares subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

               The Committee may delegate some or all of its power and authority hereunder to the President and Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the grant of an award under this Plan to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding or (ii) the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person.

               No member of the Board of Directors or Committee, and neither the President and Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board of Directors and the Committee and the President and Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company's Certificate of Incorporation and/or By-laws) and under any directors' and officers' liability insurance that may be in effect from time to time.

               A majority of the Committee shall constitute a quorum. Except as otherwise required by the definition of the term "Cause" in Section 1.2, the acts of the Committee shall be either
          (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by a majority of the members of the Committee without a meeting.

          1.4  Eligibility.   Participants in  this Plan  shall consist  of
          1.4  Eligibility.
               ___________
          such officers or other key employees of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

          1.5  Shares  Available.   Subject  to adjustment  as provided  in
          1.5  Shares  Available.
               _________________
          Section 5.7, 210,000 shares of Common Stock shall be available under this Plan, reduced by the sum of the aggregate number of shares of Common Stock (i) that are issued upon the grant of a Stock Award and (ii) which become subject to outstanding options, outstanding Free-Standing SARs and outstanding Performance Shares. To the extent that shares of Common Stock subject to an outstanding option (other than in connection with the exercise of a Tandem SAR), Free-Standing SAR, Stock Award or Performance














          Share are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations and other taxes referred to in Section 5.5 relating to an award, then such shares of Common Stock shall again be available under this Plan.

               Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

               To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted during any fiscal year of the Company to any person shall be 75,000, subject to adjustment as provided in Section 5.7.

                   II.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
                   II.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

          2.1  Stock Options.  The Committee may,  in its discretion, grant
          2.1  Stock Options.
               _____________
          options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Non-Statutory Stock Option. Each Incentive Stock Option shall be granted within ten years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Statutory Stock Options.

               Options   shall  be  subject  to  the  following  terms  and
          conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

               (a)  Number  of Shares  and Purchase  Price.  The  number of
                    ______________________________________
          shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a Non-Statutory Stock Option or an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a "Ten Percent
                                                               ____________
          Holder"), the purchase  price per share of Common  Stock shall be
          ______
          the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

               (b)  Option Period  and Exercisability.   The period  during
                    _________________________________
          which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, determine that an option is to be granted as a Performance Option and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

               (c)  Method of Exercise.  An  option may be exercised (i) by
                    __________________
          giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to delivery of such shares and for which the optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E) and in the case of an optionee who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. Notwithstanding the foregoing, the Committee shall also have the discretion to permit payment to be made, in whole or in part, by a full-recourse note or in installments at such times and upon such terms as the Committee may approve; provided, however, that, in the case of payment by any such note or installments, certificates for any shares of Common Stock issued in respect thereof shall contain such legend, if any, as may be required by, and shall otherwise be subject to the provisions of, the laws of the state of incorporation of the Company relating to the issuance of shares on such terms. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid.

          2.2  Stock  Appreciation  Rights.   The  Committee  may,  in  its
          2.2  Stock  Appreciation  Rights.
               ___________________________
          discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

               SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

               (a)  Number  of SARs  and Base  Price.  The  number of  SARs
                    ________________________________
          subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

               (b)   Exercise  Period  and Exercisability.   The  Agreement
                     ____________________________________
          relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the exercisability of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR and shall have rights as a stockholder of the Company in accordance with Section 5.9.

               (c)  Method of Exercise.  A Tandem SAR may  be exercised (i)
                    __________________
          by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

          2.3  Termination of Employment.    (a)   Disability.   Subject to
          2.3  Termination of Employment.
               _________________________           __________
          paragraph (f) below and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with the Company of the holder of an option or SAR terminates by reason of Disability, each option and SAR held by such holder shall be fully exercisable and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of
          (i) the date which is one year (or such other period as set forth in the Agreement relating to such option or SAR) after such holder's Employment Termination Date and (ii) the expiration date of the term of such option or SAR.

               (b)  Retirement.  Subject  to paragraph (f) below and unless
                    __________
          otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with the Company of the holder of an option or SAR terminates by reason of retirement on or after age 65 (or prior to age 65 with the consent of the Committee) each option and SAR held by such holder shall be fully exercisable and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option or SAR) after such holder's Employment Termination Date and (ii) the expiration date of the term of such option or SAR.

               (c)   Death.   Subject  to  paragraph (f)  below  and unless
                     _____
          otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with the Company of the holder of an option or SAR terminates by reason of death, each option and SAR held by such holder shall be fully exercisable and may thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option or SAR) after the date of death and (ii) the expiration date of the term of such option or SAR; provided, however, that, in the event that the date of death is less than six months prior to such expiration date, such holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, shall have not less than six months from the date of death to so exercise such option or SAR (except that, in the event that such option is an Incentive Stock Option, such period of exercise shall not under any circumstance extend beyond the tenth anniversary of the date of grant of such Incentive Stock Option).

               (d)  Other Termination.   If the employment with the Company
                    _________________
          of the holder of an option or SAR is terminated by the Company for Cause, each option and SAR held by such holder shall terminate automatically on such holder's Employment Termination Date.

                    Subject to paragraph (f) below and unless specified in the Agreement relating to an option or SAR, as the case may be, if the employment with the Company of the holder of an option or SAR terminates for any reason other than Disability, retirement on or after age 65 (or prior to age 65 with the consent of the Committee) or death, or Cause, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR is exercisable on such holder's Employment Termination Date and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such option or SAR) after such holder's Employment Termination Date and (ii) the expiration date of the term of such option or SAR.

               (e)  Death Following  Termination of Employment.  Subject to
                    __________________________________________
          paragraph (f) below and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the holder of an option or SAR dies during the period set forth in Section 2.3(a) following termination of employment by reason of Disability, or if the holder of an option or SAR dies during the period set forth in Section 2.3(b) following termination of employment by reason of retirement on or after age 65 (or prior to age 65 with the consent of the Committee), or if the holder of an option or SAR dies during the period set forth in Section 2.3(d) following termination of employment for any reason other than Disability or retirement on or after age 65 (or prior to age 65 with the consent of the Committee) (or, in each case, such other period as set forth in the Agreement relating to such option or SAR), each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR, as the case may be, is exercisable on the date of such holder's death and may thereafter be exercised by the holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option or SAR) after the date of death and (ii) the expiration date of the term of such option or SAR; provided, however, that, in the event that the date of death is less than six months prior to such expiration date, such holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, shall have not less than six months from the date of death to so exercise such option or SAR (except that, in the event that such option is an Incentive Stock Option, such period of exercise shall not under any circumstance extend beyond the tenth anniversary of the date of grant of such Incentive Stock Option).


               (f)  Termination of  Employment -  Incentive Stock  Options.
                    ______________________________________________________
          Unless otherwise specified in the Agreement relating to the option, if the employment with the Company of a holder of an incentive stock option terminates by reason of Permanent and Total Disability (as defined in Section 22(e)(3) of the Code), each incentive stock option held by such optionee shall become fully exercisable and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after such optionee's Employment Termination Date by reason of Permanent and Total Disability and (ii) the expiration date of the term of such option.

               Unless otherwise specified in the Agreement relating to the option, if the employment with the Company of a holder of an incentive stock option terminates by reason of death, each incentive stock option held by such optionee shall become fully exercisable and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

               If the employment with the Company of the optionee of an Incentive Stock Option is terminated by the Company for Cause, each Incentive Stock Option held by such optionee shall terminate automatically on the effective date of such optionee's termination of employment. If the employment with the Company of a holder of an incentive stock option terminates for any reason other than Permanent and Total Disability or death or Cause, each incentive stock option held by such optionee shall be exercisable only to the extent such option is exercisable on the effective date of such optionee's termination of employment and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest  to occur  of (i) the  date which is  three months after
          such   optionee's  Employment  Termination   Date  and  (ii)  the
          expiration date of the term of such option.

               If the holder of an incentive stock option dies during the period set forth in the first paragraph of the Section 2.3(f) following termination of employment by reason of Permanent and Total Disability (or such shorter period as set forth in the Agreement relating to such option), or if the holder of an incentive stock option dies during the period set forth in the third paragraph of this Section 2.3(f) following termination of employment for any reason other than Permanent and Total Disability or death or Cause, each incentive stock option held by such optionee shall be exercisable only to the extent such option is exercisable on the date of the optionee's death and may thereafter be exercised by the optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after the date of death and
          (ii) the expiration date of the term of such option.

                                  III.  STOCK AWARDS
                                  III.  STOCK AWARDS

          3.1  Stock  Awards.  The Committee may, in  its discretion, grant
          3.1  Stock  Awards.
               _____________
          Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award.

          3.2  Terms of Stock Awards.  Stock Awards shall be subject to the
          3.2  Terms of Stock Awards.
               _____________________
          following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

               (a)  Number of Shares and Other Terms.  The number of shares
                    ________________________________
          of Common Stock subject to a Restricted Stock Award or Bonus Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee.

               (b)   Vesting and Forfeiture.   The Agreement  relating to a
                     ______________________
          Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of the Company during the specified Restricted Period and for the forfeiture of the shares of Common Stock subject to such award (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction














          Period.

               Bonus Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

               (c)  Share  Certificates.  During the  Restriction Period, a
                    ___________________
          certificate or certificates representing a Restricted Stock Award shall be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to
          Section  5.6, indicating  that  the ownership  of  the shares  of
          Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), or upon the grant of a Bonus Stock Award, in each case subject to the Company's right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

               (d)  Rights with Respect to Restricted Stock Awards.  Unless
                    ______________________________________________
          otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

          3.3  Termination of Employment.   (a)  Disability, Retirement and
          3.3  Termination of Employment.
               _________________________         __________________________
          Death.  Unless otherwise set forth in the Agreement relating to a
          _____
          Restricted Stock Award, if the employment with the Company of the holder of such award terminates by reason of Disability, retirement on or after age 65 (or prior to age 65 with the consent of the Committee) or death, the Restriction Period shall terminate as of such holder's Employment Termination Date and all Performance Measures, if any, applicable to such award shall be deemed to have been satisfied at the maximum level.

               (b)  Other  Termination.  Unless otherwise  set forth in the
                    __________________
          Agreement relating to a Restricted Stock Award, if the employment with the Company of the holder of a Restricted Stock Award terminates for any reason other than Disability, retirement on or after age 65 (or prior to age 65 with the consent of the Committee) or death, the portion of such award which is subject to a Restriction Period on such holder's Employment Termination Date shall be forfeited and such portion shall be cancelled by the Company.

                            IV.  PERFORMANCE SHARE AWARDS
                            IV.  PERFORMANCE SHARE AWARDS

          4.1    Performance Share  Awards.    The  Committee may,  in  its
          4.1    Performance Share  Awards.
                 _________________________
          discretion, grant Performance Share Awards to such eligible persons as may be selected by the Committee.

          4.2  Terms of Performance Share Awards.  Performance Share Awards
          4.2  Terms of Performance Share Awards.
               _________________________________
          shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

               (a)  Number of Performance Shares  and Performance Measures.
                    ______________________________________________________
          The number of Performance Shares subject to any award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

               (b)   Vesting and Forfeiture.   The Agreement  relating to a
                     ______________________
          Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

               (c)   Settlement of  Vested Performance  Share Awards.   The
                     _______________________________________________
          Agreement relating to a Performance Share Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

          4.3  Termination of Employment.  (a)   Disability, Retirement and
          4.3  Termination of Employment.
               _________________________         __________________________
          Death.  Unless otherwise set forth in the Agreement relating to a
          _____














          Performance Share Award, if the employment with the Company of the holder of such award terminates by reason of Disability, retirement on or after age 65 (or prior to age 65 with the consent of the Committee) or death, all Performance Measures applicable to such award shall be deemed to have been satisfied at the maximum level (if none of the Performance Measures are required to be satisfied prior to the date of such termination of employment) or a level proportionate with the actual performance, determined on a weighted average basis during the portion of the Performance Period that shall have expired prior to such termination of employment (if any of the Performance Measures are required to be satisfied prior to the date of such termination of employment), and the Performance Period applicable to such award shall thereupon terminate.

               (b)  Other  Termination.  Unless otherwise  set forth in the
                    __________________
          Agreement relating to a Performance Share Award, if the employment with the Company of the holder of a Performance Share Award terminates for any reason other than Disability, retirement on or after age 65 or death, the portion of such award which is subject to a Performance Period on such holder's Employment Termination Date shall be forfeited and such portion shall be cancelled by the Company.

                                     V.  GENERAL
                                     V.  GENERAL

          5.1  Effective  Date  and Term  of  Plan.    This  Plan shall  be
          5.1  Effective  Date  and Term  of  Plan.
               ___________________________________
          submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 1996 annual meeting of stockholders, shall become effective on the date of such approval. This Plan shall terminate 10 years after its effective date unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

               Awards  hereunder may  be  made  at any  time  prior  to the termination of this Plan, provided that no award may be made later than 10 years after the effective date of this Plan. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

          5.2  Amendments.  The Board may amend this Plan as it  shall deem
          5.2  Amendments.
               __________
          advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation including Rule 16b-3 under the Exchange Act and Section 162(m) of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available for issuance under this Plan (subject to Section 5.7), (b) reduce the minimum purchase price in the case of an option or the base price in the case of an SAR, (c) effect any change inconsistent with Section 422 of the Code or (d) extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

          5.3  Agreement.  Each award under this Plan shall be evidenced by
          5.3  Agreement.
               _________
          an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

          5.4  Non-Transferability of  Stock Options, SARs  and Performance
          5.4  Non-Transferability of  Stock Options, SARs  and Performance
               ____________________________________________________________
          Shares.     No  option,   SAR  or  Performance   Share  shall  be
          Shares.
          ______
          transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise permitted under Rule 16b-3 under the Exchange Act as set forth in the Agreement relating to such award. Each option, SAR or Performance Share may be exercised or settled during the participant's lifetime only by the holder or the holder's legal representative or similar person. Except as permitted by the second preceding sentence, no option, SAR or Performance Share may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option, SAR or Performance Share, such award and all rights thereunder shall immediately become null and void.

          5.5  Tax Withholding and Other Settlements in Lieu of Taxes.  The
          5.5  Tax Withholding and Other Settlements in Lieu of Taxes.
               ______________________________________________________
          Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date"), or withhold an amount
                                          ________
          of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of previously owned whole shares of Common Stock (which the holder has held for at least six months prior to the delivery of such shares and for which the holder has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E) and that in the case of a holder who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying such an obligation be in compliance with Section 16 and the rules and regulations thereunder. An Agreement may provide for shares of Common Stock to be delivered or withheld having an aggregate Fair Market Value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the holder's maximum marginal tax rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

          5.6  Restrictions on Shares.  Each award made hereunder shall  be
          5.6  Restrictions on Shares.
               ______________________
          subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          5.7    Adjustment.    In  the event  of  any  stock  split, stock
          5.7    Adjustment.
                 __________
          dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the number and class of securities subject to each outstanding Stock Award, and the terms of each outstanding Performance Share shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (i) available under this Plan, such fractional security shall be disregarded, or (ii) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

          5.8  No  Right of  Participation or Employment.   No person shall
          5.8  No  Right of  Participation or Employment.
               _________________________________________
          have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

          5.9  Rights as Stockholder.   No person shall have any right as a
          5.9  Rights as Stockholder.
               _____________________
          stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

          5.10   Governing Law.   This Plan,  each award hereunder  and the
          5.10   Governing Law.
                 _____________
          related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.